EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-145301, 333-127751, 333-118034, 333-91671, 333-166791 and 333-176047)  of National Instruments Corporation of our reports dated February 6, 2012, with respect to the consolidated financial statements of National Instruments Corporation, and the effectiveness of internal control over financial reporting of National Instruments Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

February 6, 2012	By:	/s/ Ernst & Young LLP

Austin, Texas